EXHIBIT 10.11A	Award Number: ___________

Pericom Semiconductor Corporation
2014 STOCK award and INCENTIVE compensation PLAN

STOCK Option GRANT NOTICE AND
STOCK option AGREEMENT

Pericom Semiconductor Corporation, a California corporation, (the “Company”), pursuant to its 2014 Stock Award and Incentive Compensation Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Grantee”) a stock option to purchase the number of shares of Common Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth herein, in the Stock Option Agreement that is attached hereto, including any country-specific appendix for Grantee’s country (the “Appendix,” together with the Stock Option Agreement, the “Option Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Option Agreement.

Grantee:
Date of Grant:
Vesting Commencement Date:
Exercise Price Per Share:
Total Number of Shares Subject to the Option:
Total Exercise Price:
Type of Option:
Expiration Date:
Vesting Schedule:	Subject to the Grantee’s Continuous Service and other limitation set forth in this Grant Notice, the Plan and the Option Agreement, this Option shall vest in accordance with the Vesting Schedule.

Shares	Vesting Type	Full Vest	Expiration

Post-Termination Exercise Period:	Ninety (90) Days, subject to an extended Post-Termination Exercise period that may apply upon a termination of the Grantee’s Continuous

Service under the circumstances set forth in Section 6 or 7 of the Option Agreement.

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THIS OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES OR OTHER PAYMENT HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE ABILITY OF THE COMPANY OR, IF DIFFERENT, THE GRANTEE’S EMPLOYER TO TERMINATE GRANTEE’S CONTINUOUS SERVICE.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Grant Notice, the Plan and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, and fully understands all provisions of this Grant Notice, the Plan and the Option Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice and the Option Agreement, and separately hereby agrees that all disputes arising out of or relating to this Grant Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 13 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Grant Notice.

By:
Print Name:

Address:

2

PERICOM SEMICONDUCTOR CORPORATION
2014 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

STOCK OPTION AWARD AGREEMENT

1.                  Grant of Option. Pericom Semiconductor Corporation, a California corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement, including any country-specific appendix for Grantee’s country (the “Appendix,” together with the Stock Option Agreement, the “Option Agreement”) and the Company’s 2014 Stock Award and Incentive Compensation Plan, as amended from time to time (the “Plan”), all of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non- Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

2.                  Exercise of Option.

(a)                Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 12 of the Plan relating to the exercisability or termination of the Option in the event of a Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(b)               Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3, below.

(c)                Responsibility for Taxes. The Grantee acknowledges that, regardless of any action taken by the Company or, if different, the Grantee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the

Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Furthermore, the Grantee acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant or vesting of the Option, the issuance of Shares under the Option, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (2) does not commit to and is under no obligation to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Grantee hereby authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i) withholding from wages or other cash compensation paid to the Grantee by the Company or the Employer;

(ii) withholding from the proceeds of the sale of Shares acquired upon exercise of the Option, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); or

(iii) withholding in Shares to be issued upon exercise of the Option.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the Grantee will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Grantee will be deemed to have been issued the full number of Shares subject to the exercised portion of the Option, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

3.                  Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a)                cash;

(b)               check;

(c)                surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; provided, however, that Shares acquired under the Plan or any other equity compensation plan or agreement of the Company must have been held by the Grantee for a period of more than six (6) months (and not used for another Award exercise by attestation during such period); or

(d)               payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to E*Trade Financial Services, Inc. (or any other Company-designated brokerage firm) to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

4.	Conditions Upon Exercise of Option.
(a)	Notwithstanding any other provision of this Option Agreement (including without limitation Section 2):
i.	No certificates representing Shares shall be issued unless and until the Grantee or his or her legal representative shall have satisfied all Tax-Related Items pursuant to Section 2(c) hereof.
ii.	The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the completion of any registration or other qualification of the Shares under any local, state, federal or foreign law, or under rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or other governmental regulatory body (including any applicable foreign regulatory body), which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Option is exercised as the Administrator may from time to time establish for reasons of administrative convenience. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC or any local, state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.
(b)	The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in Section 5, 6 and 7 of this Option Agreement is prevented by the provisions of this Section 4(b), the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

5.                  Termination or Change of Continuous Service.

(a)               In the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period (set forth in the Notice), exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service. In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice.

(b)              In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in place and vesting of the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 6, 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

(c)               Leave of Absence. During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days. For purposes of an Incentive Stock Option, in the case of any leave of absence exceeding three months where reemployment upon expiration of the leave is not guaranteed by statute or contract, the Incentive Stock Option shall be treated as a Non-Statutory Stock Option on the date three months and one day following the date that the leave of absence exceeds three months. Vesting of the Option shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Option shall be extended by the length of the suspension.

6.                  Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months from the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

7.                  Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months from the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

8.                  Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that a Non-Qualified Stock Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 8, may be exercised by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The Option may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the Option shall be void and unenforceable against the Company or any Related Entity. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

9.                  Nature of Grant. In accepting the grant of the Option, the Grantee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(c) all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;

(d) the Grantee is voluntarily participating in the Plan;

(e) the Option and the Shares subject to the Option, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Grantee’s employment or service contract, if any;

(f) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation;

(g) the Option and the Shares subject to the Option, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or welfare or retirement benefits or similar payments;

(h) the Option grant and the Grantee’s participation in the Plan shall not create a right to employment or right to serve as an Employee or Consultant, shall not be interpreted as forming an employment or service contract with the Company, the Employer or any other Related Company and shall not interfere with the ability of the Company, the Employer or any other Related Company, as applicable, to terminate the Grantee’s employment or service relationship (if any);

(i) unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a Director of a Related Company;

(j) unless otherwise agreed with the Company, the Option and the Shares subject to the Option, and the income and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a Director of a Related Company;

(k) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(l)  if the Grantee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(m) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Grantee’s Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment or service agreement, if any), and in consideration of the grant of the Option to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against the Company, the Employer or any other Related Company, waives the Grantee’s ability, if any, to bring any such claim, and releases the Company, the Employer and any other Related Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(n) for purposes of the Option, the Grantee’s Continuous Service will be considered terminated as of the date the Grantee is no longer actively providing services to the Company, the Employer or any other Related Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee’s is employed or the terms of the Grantee’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, (1) the Grantee’s right to vest in the Option under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment or service agreement, if any); and (2) the period (if any) during which the Grantee may exercise the Option after such termination of Grantee’s Continuous Service will commence on the date the Grantee ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where the Grantee is employed or terms of the Grantee’s employment or service agreement, if any; the Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of his or her Option grant (including whether the Grantee may still be considered to be providing services while on a leave of absence);

(o) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(p) the Grantee is outside the United States, neither the Company, the Employer nor any other Related Company shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Grantee pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10.              No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

11.              Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Option grant materials (“Data”) by and among, as applicable, the Company, the Employer and any other Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan.

The Grantee understands that Data may be transferred to E*Trade Financial Services, Inc. or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, the Grantee’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant the Grantee Options or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

12.              Rights as Shareholder. Neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

13.              Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

14.              Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California, U.S.A. without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California, U.S.A. to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

15.              Headings. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

16.              Interpretation and Amendments. The grant of the Option, the vesting of the Option and the issuance of Shares upon exercise of the Option are subject to, and shall be administered in accordance with, the provisions of the Plan, as the same may be amended from time to time, provided that no amendment may, without the consent of the Grantee, affect the rights of the Grantee under this grant of the Option in a materially adverse manner, provided that any amendment that is required or advisable, as determined in the sole discretion of the Administrator, in order to facilitate compliance with applicable law, shall not required consent of the Grantee. For purposes of the foregoing sentence, an amendment that affects the tax treatment of the Option shall not be considered as affecting the Grantee’s rights in a materially adverse manner. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

17.              Dispute Resolutions; Venue. The provisions of this Section 17 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement. The Company and the Grantee, including any of the Grantee’s assignees pursuant to Section 5, above (the “Parties”), shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by notice of a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Northern District of California located in the City of San Jose, California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection the Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 17 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

18.              Conformity to Securities Laws. The Grantee acknowledges that the Plan and this Option Agreement are intended to conform to the extent necessary with all provisions of the U.S. Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Option Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

19.              Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

20.              Adjustments. The number and type of Shares subject to the Option and exercise price Option is subject to adjustment as provided in Section 11 of the Plan. The Grantee shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Grantee.

21.              Restrictions on Resale. The Grantee hereby agrees not to sell any Shares at a time when Applicable Laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as the Grantee’s Continuous Service continues and for such period of time after the termination of the Grantee’s Continuous Service as the Company may specify.

22.              Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

23.              Severability. Should any provision of the Notice, the Plan or this Agreement be determined to be invalid or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

24.              Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

25.              Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

26.              Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

27.              Amendments. The Company may amend this Agreement at any time, provided that no such amendment shall be made without the Grantee’s consent if such action would materially diminish any of the Grantee’s rights under this Agreement, provided that any amendment that is required or advisable, as determined in the sole discretion of the Administrator, in order to facilitate compliance with applicable law, shall not required consent of the Grantee. The Company reserves the right to impose other requirements on the Option and the Shares acquired upon vesting of the Option, to the extent the Company determines it is necessary or advisable under the laws of the country in which the Grantee resides pertaining to the issuance or sale of the Shares or to facilitate the administration of the Plan.

28.              Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

29.              Waiver. The Grantee acknowledges that a waiver by the Company of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any Grantee.

30.              Recovery of Erroneously Awarded Compensation. If the Grantee is now or hereafter subject to any policy providing for the recovery of Option, Shares, proceeds or payments to the Grantee in the event of fraud or other circumstances, then this Option, and any Shares issuable upon the exercise of the Option or proceeds therefrom, are subject to potential recovery by the Company under the circumstances provided under such policy as may be in effect from time to time.

31.              Insider Trading/Market Abuse Laws. The Grantee acknowledges that, depending on the Grantee’s country, Grantee may be subject to insider trading restrictions and/or market abuse laws, which may affect Grantee’s ability to acquire or sell Shares or rights to Shares (e.g., Options) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in Grantee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and the Grantee is advised to consult with the Grantee’s own personal legal and financial advisors on this matter before taking any action related to the Plan.

APPENDIX

TO THE

PERICOM SEMICONDUCTOR CORPORATION

2014 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

STOCK OPTION AGREEMENT

Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, the Agreement and the Notice.

Terms and Conditions

This Appendix includes additional or different terms and conditions that govern the grant of the Option to the Grantee if he or she is in one of the countries listed below. This Appendix is part of the Agreement.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to the Grantee under these circumstances.

Notifications

This Appendix also includes information regarding securities, exchange controls and certain other tax or legal issues of which the Grantee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that the Grantee exercises the Option or the Grantee sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of a particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if the Grantee is a citizen or resident of a country other than the one in which he or she is currently working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the information contained herein may not be applicable in the same manner to him or her.

HONG KONG

Terms and Conditions

Sale Restriction

Any Shares received at vesting are accepted as a personal investment.  In the event that any portion of the Option vests and the Grantee exercises the Option within six months of the Date of Grant and receive Shares, the Grantee agrees that he or she will not sell or otherwise dispose of such Shares prior to the six-month anniversary of the Date of Grant.

Notifications

Securities Law Information

WARNING: The Option and the Shares underlying the Option do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Related Entities participating in the Plan. The Grantee should be aware that the contents of the Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Agreement and the Plan are intended only for the personal use of each Grantee and may not be distributed to any other person. The Grantee is advised to exercise caution in relation to the offer of the Option. If the Grantee is in any doubt about any of the contents of the Agreement or the Plan, the Grantee should obtain independent professional advice.

TAIWAN

Notifications

Securities Law Information

The offer of participation in the Plan is available only for Employees, Directors and Consultants of the Company and its Related Companies. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information

The Grantee may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of any cash dividends) into and out of Taiwan up to US$5,000,000 per year without justification.

If the transaction amount is TWD500,000 or more in a single transaction, the Grantee must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US$500,000 or more, the Grantee may be required to provide additional supporting documentation to the satisfaction of the remitting bank. The Grantee is advised to consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.